AVNET, INC. AND SUBSIDIARIES

                                                                  EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY

                                                      First Half Ended

                                                 December 31,    January 1,
                                                     1993          1993
                                                          (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
        (weighted average)                        40,543,523     35,549,163

      Common equivalent shares:
        Conversion of convertible debentures
          (weighted average) (Note 6)                --           2,448,487

        Contingent shares issuable                   108,304        109,548

        Exercise of warrants and options
          using the treasury method                  162,643         93,835

      Total common and common equivalent
        shares                                    40,814,470     38,201,033

      Income before cumulative effect of
        change in accounting                     $33,711,699    $32,364,394

      Interest expense on convertible
        debentures - net of taxes (Note 6)            --          1,927,630

      Income used for computing earnings
        per share before cumulative effect
          of change in accounting                $33,711,699    $34,292,024

      Cumulative effect of change in
        accounting                              (  2,790,839)        --

      Income used for computing earnings
        per share                                $30,920,860    $34,292,024

      Primary earnings per share:

        Income before cumulative effect of
          accounting change                            $0.83         $0.90

        Cumulative effect of change in
          accounting for income taxes                 (  .07)        --

      Net income                                       $ .76         $0.90

           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                         AVNET, INC. AND SUBSIDIARIES

                                                                    EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY




                                                    Second Quarter Ended

                                                 December 31,      January 1,
                                                     1993            1993
                                                          (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
        (weighted average)                        40,557,831       35,562,495

      Common equivalent shares:
        Conversion of convertible debentures
          (weighted average) (Note 6)                --             2,448,487

        Contingent shares issuable                   109,529          113,506

        Exercise of warrants and options
          using the treasury method                  168,591          102,788

      Total common and common equivalent
        shares                                    40,835,951       38,227,276

      Net Income                                 $23,601,764      $15,500,660

      Interest expense on convertible
        debentures - net of taxes (Note 6)            --              963,815

      Income used for computing earnings
        per share                                $23,601,764      $16,464,475

    Primary earnings per share                   $       .58      $       .43

















           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                      AVNET, INC. AND SUBSIDIARIES


                                                                    EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED


                                                     First Half Ended

                                                December 31,    January 1,
                                                   1993           1993
                                                        (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents (Note 6)      40,814,470       38,201,033

      Additional dilution upon exercise
        of options and warrants                       64,589           22,064

      Total fully diluted shares                  40,879,059       38,223,097

      Income before cumulative effect of
        change in accounting                     $33,711,699      $32,364,394

      Interest expense on convertible
        debentures - net of taxes (Note 6)           --             1,927,630

      Income used for computing earnings
        per share before cumulative effect
          of change in accounting                $33,711,699      $34,292,024

      Cumulative effect of change in
        accounting                              (  2,790,839)         --

      Income used for computing earnings
        per share                                $30,920,860      $34,292,024

      Fully diluted earnings per share:

        Income before cumulative effect of
          accounting change                            $0.83            $0.90

        Cumulative effect of change in
          accounting for income taxes                 ( 0.07)         --

      Net income                                       $0.76            $0.90









           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                         AVNET, INC. AND SUBSIDIARIES


                                                                    EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED





                                                    Second Quarter Ended

                                                December 31     January 1,
                                                   1993           1993
                                                        (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents (Note 6)      40,835,951       38,227,276

      Additional dilution upon exercise
        of options and warrants                       39,435           33,712

      Total fully diluted shares                  40,875,386       38,260,988

      Net income                                 $23,601,764      $15,500,660

      Interest expense on convertible
        debentures - net of taxes (Note 6)           --               963,815

      Income used for computing earnings
        per share                                $23,601,764      $16,464,475

      Fully diluted earnings per share                 $0.58            $0.43





















           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                               S I G N A T U R E



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

















                                    Avnet, Inc.
                                    (Registrant)



                                    By: s/Raymond Sadowski

                                        Raymond Sadowski
                                        Senior Vice President,
                                        Chief Financial Officer
                                        and Assistant Secretary





                                    By: s/ John F. Cole
                                        John F. Cole
                                        Controller and Principal
                                        Accounting Officer


February 14, 1994
      Date